Exhibit 99.1

ChromaDex Licenses Exclusive Patent Rights from Dartmouth College for
Pharmaceutical Use of Nicotinamide Riboside (NR)

IRVINE, Calif. – June 3, 2014 – ChromaDex Corp. (OTCQB: CDXC), an innovative natural products company that provides proprietary ingredients and science-based solutions to the dietary supplement, food and beverage, animal health, cosmetic and pharmaceutical industries, announced today it has licensed exclusive rights from Dartmouth College for several patents related to pharmaceutical use of nicotinamide riboside (NR).  The new licensed patents includes protection for human therapeutic uses of NR and builds upon the patents licensed from Dartmouth in 2012 for other human uses and production methods of NR.

The license covers U.S. Patent numbers 8,197,807; 8,114,626; and 8,383,086 which were filed by Dartmouth as a result of research sponsored by the National Cancer Institute.

In 2004, Dr. Charles Brenner, then a faculty member at Dartmouth College, discovered NR to be a vitamin precursor of nicotinamide adenine dinucleotide (NAD+) found in milk, which is made available by nicotinamide riboside kinases (Nrks) that are conserved between yeast and humans. In 2007, Dr. Brenner's lab discovered a second pathway by which NR is converted to NAD+ and showed that NR can extend the lifespan of yeast cells by virtue of elevating NAD+ levels and increasing the activity of the NAD+ dependent Sir2 enzyme. In the past decade, Dr. Brenner has made multiple, seminal contributions to NAD+ metabolism, which included engineering a yeast strain to convert inexpensive NAD+ precursor vitamins into NR, identifying a high affinity NR transporter, solving the crystal structure of human Nrk1, and developing the methods for quantitative NAD+ metabolomics. Dr. Brenner's gene discoveries and characterization of the NAD+ metabolome have shed light on distinct pathways by which human cells utilize distinct NAD+ precursor vitamins. His lab continues to focus on characterizing the molecular mechanisms underlying NAD+ precursors and their impact on human health. Groups worldwide have added to Dr. Brenner's discoveries in providing evidence for unique properties of NR in neuroprotection, sirtuin activation, protection against weight gain on a high fat diet, and improvement of blood glucose and insulin sensitivity.

Dr. Brenner, now the Roy J. Carver Chair and Head of Biochemistry at the University of Iowa and Founding Co-Director of the University of Iowa Obesity Initiative, commented, “NR has great potential both as a nutritional supplement as well as a therapeutic product for specific diseases and conditions. While more research is needed to develop NR as a potentially safe and effective human therapeutic, this developmental path would not be possible without good licensing partners. We are very pleased that ChromaDex has made development of NR a priority.”

Alla Kan, Director of Technology Transfer at Dartmouth, stated, "This expansion of our successful collaboration with ChromaDex provides new venues for NR utilization in healthcare. This license is a perfect example of the benefits to society created by the technology transferred from academia to industry. We look forward to developing NR for human therapies."

Frank Jaksch, CEO and Founder of ChromaDex, stated, "The acquisition of these additional Dartmouth patent rights allows for ChromaDex to commercialize NR as a drug.  Together with our existing patent portfolio pertaining to NR, we believe our ownership of these new patent rights creates a significant and meaningful barrier to entry for would-be competitors in the entire NAD+ precursor market.”

AboutNicotinamide Riboside (NR):
Sometimes referred to as the "Miracle Molecule" or "Hidden Vitamin," NR is found naturally in trace amounts in milk and other foods and is a more potent, no-flush version of Niacin (vitamin B3).  Published research has shown that NR is perhaps the most effective NAD+ booster, an essential metabolite found in all cells. NAD+ is arguably the most important cellular co-factor for improvement of mitochondrial performance and energy metabolism. Mitochondria are the powerhouse of the cell where macronutrients are converted to energy the cell can use. Mitochondria also play an important part in the aging process. It is hoped that by stimulating mitochondrial function with the NR molecule, scientists may see increased longevity as well as other health improvements. Researchers worldwide continue seminal discoveries characterizing the unique properties of NR in a wide range of health benefits. These include: increasing mitochondrial health, increasing muscle endurance, neuroprotection, sirtuin activation, protection against weight gain on high fat diet, protection against oxidative stress, improvement of blood glucose and insulin sensitivity. In recent years, NAD+ has also been recognized as an extracellular signaling molecule involved in cell-to-cell communication.

A study by researchers from Harvard Medical School in conjunction with the National Institute on Aging was published in December 2013 in CELL demonstrated that mitochondrial dysfunction (a hallmark of ageing) in ageing mice is due to a disruption in Sirtuin1-dependent nuclear-mitochondrial communication. They further show that a reduction in NAD+ levels is responsible for this disruption. Excitingly, they also show that this mitochondrial dysfunction is readily reversible by administration of a NAD+ precursor. The authors show that "1 week of treatment with a compound that boosts NAD+ levels is sufficient to restore the mitochondrial homeostasis and key biochemical markers of muscle health in a 22-month-old mouse to levels similar to a 6-month-old mouse."

Separately, findings from a 2012 study conducted by researchers at Weill Cornell Medical College and the Ecole Polytechnique Federale de Lausanne , Switzerland researchers showed mice on a high-fat diet that were fed NR gained 60 percent less weight than mice eating the same high-fat diet without NR. Moreover, unlike the mice that were not fed NR, none of the NR-treated mice had indications that they were developing diabetes and they had improved energy and lower cholesterol levels, all without side effects. The Swiss researchers were quoted as saying the effects of NR on metabolism "are nothing short of astonishing."

About Dartmouth College:
Established in 1769 and a member of the Ivy League, Dartmouth is a superb undergraduate residential college with the intellectual character of a university, featuring thriving research and first-rate graduate and professional programs. The quality of the undergraduate experience is enhanced by close student-faculty interaction, opportunities for independent research, a broad range of off-campus programs, and a diverse student body. Graduate programs include Geisel School of Medicine, graduate programs in the Arts and Sciences, Thayer School of Engineering, and the Tuck School of Business.

About ChromaDex:
ChromaDex is an innovative natural products company that discovers, acquires, develops and commercializes proprietary-based ingredient technologies through its unique business model that utilizes its wholly owned synergistic business units, including ingredient technologies, natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (as Spherix Consulting). The company provides seamless science-based solutions to the nutritional supplement, food and beverage, animal health, cosmetic and pharmaceutical industries. The ChromaDex ingredient technologies unit includes products backed with extensive scientific research and intellectual property. Its ingredient portfolio includes pTeroPure® pterostilbene; ProC3G®, a natural black rice containing cyanidin-3-glucoside; PURENERGY®, a caffeine-pTeroPure® co-crystal; and NIAGEN™, its recently launched branded nicotinamide riboside, a novel next-generation B vitamin. To learn more about ChromaDex, visit www.chromadex.com.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Media Inquiries:
Beckerman PR
Jerry Schranz
201-465-8020
jschranz@beckermanpr.com

ChromaDex Company Contact:
Laura Kelly, Executive Assistant
949-419-0288
laurak@chromadex.com